Exhibit 99.2

Targa Transaction Overview

October 13, 2014

Safe Harbor

Additional Information on the Transaction

In connection with the proposed transaction, Targa Resources Corp. (“TRGP”) will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Atlas Energy, L.P. (“ATLS”) and TRGP and a prospectus of TRGP (the “TRGP joint proxy statement/prospectus”). In connection with the proposed transaction, TRGP plans to mail the definitive TRGP joint proxy statement/prospectus to its shareholders, and ATLS plans to mail the definitive TRGP joint proxy statement/prospectus to its unitholders.

Also in connection with the proposed transaction, Targa Resources Partners LP (“NGLS”) will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Atlas Pipeline Partners, L.P. (“APL”) and a prospectus of NGLS (the “NGLS proxy statement/prospectus”) . In connection with the proposed transaction, APL plans to mail the definitive NGLS proxy statement/prospectus to its unitholders.

INVESTORS, SHAREHOLDERS AND UNITHOLDERS ARE URGED TO READ THE TRGP JOINT PROXY STATEMENT/PROSPECTUS, THE NGLS PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TRGP, NGLS, ATLS AND APL, AS WELL AS THE PROPOSED TRANSACTION AND RELATED MATTERS.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

A free copy of the TRGP Joint Proxy Statement/Prospectus, the NGLS Proxy Statement/Prospectus and other filings containing information about TRGP, NGLS, ATLS and APL may be obtained at the SEC’s Internet site at www.sec.gov. In addition, the documents filed with the SEC by TRGP and NGLS may be obtained free of charge by directing such request to: Targa Resources, Attention: Investor Relations, 1000 Louisiana, Suite 4300, Houston, Texas 77002 or emailing InvestorRelations@targaresources.com or calling (713) 584-1133. These documents may also be obtained for free from TRGP’s and NGLS’s investor relations website at www.targaresources.com. The documents filed with the SEC by ATLS may be obtained free of charge by directing such request to: Atlas Energy, L.P., Attn: Investor Relations, 1845 Walnut Street, Philadelphia, Pennsylvania 19103 or emailing InvestorRelations@atlasenergy.com. These documents may also be obtained for free from ATLS’s investor relations website at www.atlasenergy.com. The documents filed with the SEC by APL may be obtained free of charge by directing such request to: Atlas Pipeline Partners, L.P., Attn: Investor Relations, 1845 Walnut Street, Philadelphia, Pennsylvania 19103 or emailing IR@atlaspipeline.com. These documents may also be obtained for free from APL’s investor relations website at www.atlaspipeline.com.

Participants in Solicitation Relating to the Merger

TRGP, NGLS, ATLS and APL and their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from TRGP, ATLS or APL shareholders or unitholders, as applicable, in respect of the proposed transaction that will be described in the TRGP joint proxy statement/prospectus and NGLS proxy statement/prospectus. Information regarding TRGP’s directors and executive officers is contained in TRGP’s definitive proxy statement dated April 7, 2014, which has been filed with the SEC. Information regarding directors and executive officers of NGLS’s general partner is contained in NGLS’s Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the SEC. Information regarding directors and executive officers of ATLS’s general partner is contained in ATLS’s definitive proxy statement dated March 21, 2014, which has been filed with the SEC. Information regarding directors and executive officers of APL’s general partner is contained in APL’s Annual Report on Form

10-K for the year ended December 31, 2013, which has been filed with the SEC.

A more complete description will be available in the registration statement and the joint proxy statement/prospectus.

Cautionary Note Regarding Forward Looking Statements

Certain statements contained herein are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Readers are cautioned that any forward-looking information is not a guarantee of future performance. Risks and uncertainties related to the proposed transaction include, among others: the risk that ATLS’s or APL’s unitholders or TRGP’s stockholders do not approve the mergers; the risk that the merger agreement is terminated as a result of a competing proposal, the risk that regulatory approvals required for the mergers are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the mergers are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the mergers; uncertainties as to the timing of the mergers; competitive responses to the proposed merger; costs and difficulties related to the integration of ATLS’s and APL’s businesses and operations with TRGP’s and NGLS’s business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by the mergers; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; unexpected costs, charges or expenses resulting from the mergers; litigation relating to the merger; the outcome of potential litigation or governmental investigations; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’, ARP’s and APL’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and we assumes no obligation to update such statements, except as may be required by applicable law.

Transaction overview

Consistent with its long history, Atlas Energy today announced a series of transactions designed to create and maximize unitholder value

Atlas Energy, L.P. (NYSE: ATLS; “ATLS” or the “Company”) has executed a definitive agreement to be acquired by Targa Resources Corp. (NYSE: TRGP; “TRGP”) for $1.9 billion(1), following the distribution of ATLS’ non-midstream assets

— TRGP’s underlying MLP, Targa Resources Partners LP (NYSE: NGLS; “TRP”) will acquire Atlas Pipeline Partners L.P. (NYSE: APL, “APL”) in unit-and cash transaction

In total, each ATLS unitholder will be converted into:

— 0.1809 TRGP shares

— $9.12 in cash

— A pro rata share in 100% of the distributed non-midstream assets, currently capable of generating a distribution of $1.25 on an annual basis

Transactions are cross-conditioned and expected to close Q1 2015, subject to shareholder and regulatory approvals

(1) Based on market data as of October 10, 2014, excluding transaction fees and expenses

Combination with Targa benefits ATLS unitholders

$1.9 billion total consideration drives immediate value uplift

— Cash consideration crystallizes value of APL GP and LP interests at an attractive valuation

— TRGP equity consideration provides opportunity for ATLS unitholders to participate in a pure-play, high-growth midstream GP

Benefits from transaction to TRGP accrue directly to ATLS unitholders:

— Attractive combination of APL and NGLS to drive growth at TRGP

— Larger, more diverse underlying business mix asset base to support additional long term growth

— High growth outlook

— Low effective cash tax rate

— Long term dividend accretion of $1.00-$2.00+ per share

Atlas’ non-midstream assets have the ability to provide ongoing distributions from assets that ATLS currently owns

Value in General Partner Interests

Atlas’ non-midstream assets and interests include:

— 100% of the general partner and incentive distribution rights of Atlas Resource Partners L.P. (NYSE: ARP)

— Approximately 25mm ARP units, including 3.7mm Class C preferred limited partner units

— 80% of the general partner and incentive distribution rights, as well as an 8% limited partner interest, of Atlas’s E&P Development Subsidiary

— 15.9% of the general partner of Lightfoot Capital Partners and an effective 4.8% interest in Arc Logistics L.P. (NYSE: ARCX)

— Approximately 11.5 MMcf/d of production in the Arkoma basin

Still a Unique Business Model

Multiple paths to enhance distribution growth without capital investment

— LP and GP interests in ARP

— LP and GP interests in ATLS’ E&P Development Subsidiary

— LP and GP interests in ARCX

Only publicly traded General Partner with diversified underlying business exposure

— Oil & gas production

— Crude and refined products logistics

— Oil & gas development

Management team with a track record of unitholder value creation

Distributions Poised for Growth

Post-closing, annualized distributions from the non-midstream assets is expected to be $1.25 per common unit Upon ARP’s achievement of a $0.60/unit LP distribution in Q4 2014 (currently $0.59), the high splits will be achieved and the GP will begin receiving 50% of distributions above $0.60 per ARP common unit

Annualized DPU

$1.25

Growth plans

$2.40 – $2.50+ ARP LP DPU

3 – 5% growth from ARCX

LP units

GP/IDR growth from ARP, ARCX, E&P Dev. Sub.

Hypothetical DPU

50% ARP IDR splits

DPU $1.73

P. $1.53

L.

$1.28 $1.32

Atlas,

Hypothetical

$2.36 $2.40 $2.50 $2.60

Current ARP DPU

General Partner Valuation Landscape

Current yield

CEQP 8.9% 6.2%

ATLS 7.7% 6.0%

NSH 13.0% 6.0%

AHGP 31.2% 5.5%

WMB 18.0% 4.5% Potential

OKE 31.2% 3.9% uplift

ETE 38.1% 2.9%

PAGP 34.9% 2.8% Average:

ENLC 8.4% 2.5% 3.8%

TRGP 28.8% 2.3%

WGP 26.7% 1.9% White font represents

SEMG 7.3% 1.5% GP cash flow sharing1

TEV / 2015E Adjusted EBITDA2

WGP 38.6x

PAGP 26.1x

ETE 23.1x

TRGP 23.0x

AHGP 20.7x Average:

ENLC 21.2x

20.5x

WMB 18.7x

Potential

OKE 18.6x uplift

CEQP 17.7x

NSH 16.1x

ATLS 15.6x

SEMG 14.3x

Atlas is poised for growth as its % of total distributions received from ARP increases as a result of entering the high splits

(1) Calculated as Q2 2014 GP/IDR distributions as a % of total distributions paid by the underlying MLP. ARP percent sharing based on 2015E ARP guidance (2) Adjusted EBITDA represents LP + GP/IDR distributions from underlying MLP, plus EBITDA from directly held assets

History of repeatedly identifying and realizing value

2011

Atlas sold former parent

company, Atlas Energy, Inc.,

to Chevron for

$4.3 billion

2012

Rebuilt the E&P business with new senior operating personnel in a newly formed entity, Atlas Resource Partners (NYSE:ARP)

2013

Arc Logistics (NYSE: ARCX) completed $120 million initial public offering

Atlas created a new privately-help growth enterprise for future development of E&P positions

Collectively, ATLS, ARP and APL completed $1.8 billion in strategic acquisitions, expanding to new basins

2014

ARP announced $750 million in acquisitions, further diversifying production

Sold both General Partner and Limited Partner interest in APL to Targa Resources Corp. and Targa Resources Partners for $7.7 billion

Atlas entities have continued to deliver value to unitholders

	Realized in 2011		Partially Realized in 2014	
	Atlas America / Atlas Energy Inc.	Atlas Energy Resources, LLC / Atlas Energy	Atlas Pipeline Holdings / Atlas Energy, L.P.	Atlas Pipeline Partners, L.P.
Ticker	NASDAQ:ATLS	NYSE:ATN > NASDAQ:ATLS	NYSE:AHD > NYSE: ATLS	NYSE:APL
Date of IPO / Spinoff	5/14/2004	12/13/2006	7/21/2006	1/26/2000
Price at IPO / Spinoff	$4.55	$21.00	$23.00	$13.00
Price at Sale or Current Price (1) (2)	$46.53	$53.98 (3)	$54.91 (4)(5)	$37.40 (6)
Total Price Change (%)	923.7%	157.0%	138.8%	187.7%
Dividends / Distributions	$0.31	$4.46	$19.22 (4)	$34.98 (6)
Total Return	**930.5%**	**178.3%**	**222.3%**	**456.8%**
Compound Annual Growth Rate	*41.2%*	*27.7%*	*15.3%*	*12.4%*

(1) Current prices as of October 9, 2014
(2) Unit prices adjusted to reflect stock splits
(3) Upon sale, ATN unit holders received 1.16 NASDAQ:ATLS units. Ultimate sale price of NASDAQ:ATLS adjusted to reflect 1.16 units
(4) ATLS unit holders will receive 0.1809 TRGP shares, $9.12 in cash and units in the non-midstream assets
(5) Atlas' non-midstream assets assumed to trade at 3.8% yield based on average of GP peers
(6) APL unit holders will receive .5846 units in NGLS and $1.26 in cash for each unit of APL

11

Atlas Energy, L.P.

Atlas Resource Partners Update

ARP is a highly diversified E&P MLP with operations in 17 states

— Has completed 8 acquisitions totaling $2.15 billion in value since becoming a public company Direct investment programs provide unique source of capital

— Fee income stream brings forward value of development

— Reduced capital intensity

Broad scale of production and operating expertise strongly positions ARP for future expansion Atlas is studying different structures to accelerate distribution growth at ARP

Summary

Atlas retains multiple strong levers to grow cash flow

Valuable ownership of General Partners

Exposure to multiple business lines and opportunities

Management team that has a demonstrated track record of delivering unitholder value

APPENDIX

Atlas Resource Partners Overview

~1.7 Tcfe proved reserves (1)

65% gas

65% developed ~282 MMcfe/d net production

~81% gas

Current ARP Drilling Activity

Marble Falls: 2 rigs

Mississippi Lime: 3 rigs

Eagle Ford: 1 rig

Utica Shale: 1 rig

Type of Play

Gas Play Oil & Gas Play

Powder River

Basin

Marcellus,

Utica, Devonian

New Albany

Uinta Basin

Raton Basin

Mississippi

Lime Chattanooga

Arkoma

Black Warrior

Basin

Barnett /

Marble Falls

Eagle Ford

(1) 2014 Mid-year reserves pro forma for announced acquisitions

Nevada

Idaho

Montana

North Dakota

South Dakota

Minnesota

Nebraska

Kansas

Iowa

Louisiana

Missouri

Wisonsin

Mississippi

illinois

Michigan

Indiana

Kentucky

Tennessee

Alabama

Florida

South Carolina

North Carolina

Maryland

New Jersey

Georgia

Virginia

Delware

Connecticut

Rhode Island

Massachusetts

New Hampshire

Maine

Vermont

Colorado

New Mexico

Oklahoma

Utah

Arizona

Wyoming

Advantaged Business Model

High quality, long-lived reserve base	▪ Long-lived properties located principally in the Barnett Shale and the Raton, Mississippi Lime, Black Warrior, Eagle Ford, and Appalachian basins ▪ Annual decline rate of 11% easily offset by organic growth projects and investor funded programs ▪ Favorable pricing and readily available transportation
Well-honed acquisition strategy	▪ Consummated over $2.2bn of accretive acquisitions ▪ Proprietary deal generation from extensive industry relationships
Robust geographic & commodity diversity	▪ Producing assets in 17 states and over 10 basins ▪ Achieved balanced commodity production mix through the Rangely field and Eagle Ford acquisitions
Cash flow stability	▪ Drilling Partnership generates stable, fee-based revenue representing 15% of margin ▪ ~209 Bcfe of hedge positions for 2014 - 2018
Significant engineering and management experience	▪ One of the most active drillers in our core operating areas ▪ Geological and engineering experience from other productive basins in continental US ▪ Management sponsoring drilling activities since 1968
Demonstrated capital raising capability	▪ Access to both public market and private investors ▪ Private partnerships raise $200 - $225 million in drilling capital per year ▪ Issuer across full spectrum of capital structure

16

Atlas Energy, L.P.

ARP Acquisition History

ARP transactions

Date	Seller	Purchase Price	Strategic Benefits
March 2012	CARRIZO	$ 187MM	Established nat gas position in Barnett
May 2012	TITAN	$ 193MM	Expanded Barnett position; founded Ft. Worth operating team
September 2012	equalenergy	$ 59MM	Provided over 120 MS Lime drilling locations
December 2012	DTE Energy	$ 255MM	Oil & gas production and PUD locations in Marble falls
June 2013	EP ENERGY	$ 733MM	Low-decline, mature reserves on over 600k net acres
February 2014	GeoMet	$ 107MM	Low decline CBM reserves in WV & VA
May 2014	Rangely Field	$ 420MM	Higher margin, mature oil recovery; CVX is operator
September 2014	Eagle Ford	$ 225MM	High margin, liquids assets in Eagle Ford

- Proven success in consummating, assimilating, and integrating accretive
- ~$2.0 billion of assets acquired since March 2012
- Substantial driver of cash flow growth
- Recently acquired assets have average annual decline rates of ~8%
- ARP is well-positioned for further expansion (productive assets in 17 states)

17

Atlas Energy, L.P.

Asset Overview

Steadily Increasing Production(Mmcfe/d)

265

188

77

2012 2013 1H 2014

Significant Distribution Growth

$0.56 $0.58 $0.58 $0.58

$0.51 $0.54

$0.48

$0.40 $0.43

Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2

2012 2012 2012 2013 2013 2013 2013 2014 2014

Geographic diversification

Pro forma proved reserves by region(1)

Eagle Ford Other

5% 1%

Mississippi Barnett /

Lime Marble Falls

5% 30%

Appalachia

14%

Rangely

18%

Coal-bed

Methane

27%

Pro Forma 2Q 2014 Production by region(1)

Eagle Ford Other 2%

Mississippi 6% Barnett /

Lime Marble Falls

4% 28%

Appalachia

15%

Rangely

6%

Coal-bed

Methane

39%

(1) Other operating areas include Chattanooga, New Albany/Antrim and Niobrara Shale in NE Colorado

ARP Cash Flow Stability

Total Company Gross Margin

Unhedged Partnership

Production Fee Margin,

Margin, 19% 17%

Hedged

Production

Margin, 64%

Natural Gas Hedge Positions (1)

$4.23 -

60.0 $4.70

$5.13 $4.62

$4.53 $4.60

50.0

$4.50

40.0 $4.22 -

Swaps

(Bcf) $5.12 $4.40 Average

Collars

Hedged 30.0 $4.30 Swap

$4.31 Price

$4.24 $4.20 $ (

Volume 20.0

$4.15 $4.10 /mcf)

10.0

$4.00

0.0 $3.90

2014 2015 2016 2017 2018

Comprehensive hedge position stabilizes future gas and oil production revenues ; substantial portion of acquired production is hedged for current and future periods

Fee-based partnership management business enhances returns on capital and provides stable income

Long lived, low decline production

(1) Excludes partnership’s oil & NGL hedge positions and estimated basis for the respective period; Hedge Positions as of August 7, 2014